UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 10, 2002

AutoFund Servicing, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

88-0465858

(IRS Employer Identification No.)

3030 Nacogdoches Rd, Suite 200, San Antonio, TX  78217

(Address of principal executive office)

 (210)979-0840

(Issuers telephone Number)

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TABLE OF CONTENTS

Item 5: Other Events and Regulation FD Disclosure	3
Signatures	3

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ITEM 5:  Other Events and Regulation FD Disclosure

On May 29, 2002 Mr. James D. Haggard sent a letter to all of the company vendors the letter, in its entirety read as follows; As of June 5, 2002 AutoFund Servicing, Inc. a Texas corporation will cease operation. We have exhausted all known avenues in an attempt to raise capital and have been unsuccessful.  We truly regret having to take this action but there are no other options.

AutoFund Servicing, Inc. the Texas Corporation was the only source of revenue for the holding company AutoFund Servicing, Inc. the Nevada Corporation.  The holding company will now search for a merger candidate in its same industry if possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AutoFund Servicing, Inc.

By: /s/ James D. Haggard

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James D. Haggard

Chairman, Sole Director, President

and Secretary/Treasurer (Principal

Financial and Accounting Officer)

Date:  June 10, 2002

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